EXHIBIT 99.1

[MatrixOne logo]

MatrixOne, Inc. Investor Relations Brian Norris (978) 589-4040 brian.norris@matrixone.com	MatrixOne, Inc. Public Relations Alyssa Ross (978) 589-4067 alyssa.ross@matrixone.com

MatrixOne, Inc. Announces Common Stock Repurchase Program

Westford, Mass. – January 22, 2003 – MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced that its Board of Directors has authorized the repurchase of up to $10.0 million of the Company’s common stock over the next twelve months.

“We believe that this stock repurchase program is an indication of the confidence that the Board of Directors and the senior management team have in the Company’s prospects for growth and profitability,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne, Inc. “This program demonstrates our commitment to enhancing long-term shareholder value.”

The purchases of common stock will be executed periodically on the open market as market and business conditions warrant. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time. As of December 28, 2002, the Company had $131.6 million in cash and equivalents and approximately 47.5 million shares of common stock outstanding.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and a Leading Provider of Collaborative Product Lifecycle Management (PLM) Solutions for the Value Chain is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our growth and profitability prospects, our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: our history of losses and our ability to achieve or maintain profitability; the weak worldwide economic conditions may result in decreased revenues, increased customer credit risk, and higher net losses; the effectiveness of our cost reduction programs; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 28, 2002.

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